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                                                                   Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 2002, except for the third paragraph of Note J as to which the date is June 3, 2002, accompanying the financial statements of Intelligent Systems Software, Inc. contained in the Form 8-K of iCAD (formerly, Howteck, Inc.) as filed with the SEC on July 15, 2002. We consent to the incorporation by reference of the aforesaid report in this Registration Statement on Form S-3/A, and to the use of our name as it appears under the caption "Experts".

Grant Thornton LLP

/s/ Grant Thornton LLP

Fort Lauderdale, FL

January 12, 2004